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                              ORYX TECHNOLOGY CORP.
                                  EXHIBIT 11.1
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE


                                                                              Three months ended             Nine monthsended
                                                                        November 30,    November 30,    November 30,    November 30
                                                                               1996            1995            1996            1995
                                                                       ------------    ------------    ------------    ------------
Earnings:

 Net Income (loss) attributable to common shares ...................   $    158,000    ($ 1,052,000)   $    697,000   ($ 2,357,000)
 Deduct earnings attributable to holders of dilutive
   subsidiary stock options ........................................        (49,000)           --          (134,000)           --
 Add interest income on reinvested option and warrant
  exercise proceeds (as determined by the modified
  treasury stock method), net of tax ...............................         46,000                         146,000
                                                                           --------    ---------------      -------           -----
As adjusted ........................................................   $    155,000    ($ 1,052,000)   $    709,000   ($ 2,357,000)
                                                                       ============    ============    ============    ============

Shares:
 Number of weighted average common shares outstanding ..............     10,724,032       5,886,987      10,124,605       5,724,415
 Add effect of dilutive convertible preferred stock,
  options and warrants (as determined by the modified
  treasury stock method) ...........................................      3,906,016                       4,162,048


As adjusted ........................................................     14,630,048       5,886,987      14,286,653       5,724,415
                                                                         =========        =========      ==========       =========
Earnings (loss) per share ..........................................   $       0.01    ($      0.18)   $       0.05    ($     0.41)


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